Exhibit 99.2

News release for immediate release

Contact information:
Heather J. Wietzel
Vice President, Investor Relations and Enterprise Communications
217.788.5144
investorrelations@horacemann.com

Horace Mann completes acquisition of Madison National Life Insurance Company
Horace Mann Educators Foundation marks commitment to community with contribution to
Madison Public Schools Foundation

SPRINGFIELD, Ill., Jan. 3, 2022 – Horace Mann Educators Corporation (NYSE:HMN) announced today that it has closed the acquisition of Madison National Life Insurance Company, Inc., a provider of group life, disability and specialty health insurance for educators and public sector employees. The transaction was funded with cash on hand and additional borrowings on the company’s revolving credit facility. Reflecting those borrowings, Horace Mann’s leverage ratio will be approximately 25% at year-end 2021, which aligns with levels appropriate for the company’s current financial strength ratings.
“Bringing Horace Mann and Madison National Life together greatly expands our ability to serve educators,” said Horace Mann President and CEO Marita Zuraitis. “In addition to our historical strength in the individual educator space, we can now provide employer-sponsored protection products that school districts are increasingly looking to offer to boost educator recruitment and retention. The markets are distinct, but the outcome is the same: Helping deserving educators protect what they have today and prepare for a successful tomorrow.
“We continue to expect 2022 EPS accretion from the transaction to be at least 15 cents to 20 cents with approximately a 50 basis point contribution to ROE,” Zuraitis added. “This initial estimate of accretion for Horace Mann only captures Madison’s current business activity. We’re enthusiastic about the opportunity to quickly deliver growth and additional earnings from an expanded Supplemental & Group Benefits division.”
Beginning with first quarter 2022, Horace Mann will report financial results in two divisions: Individual Insurance & Financial Services, which will include the Property & Casualty and Life & Retirement segments; and Supplemental & Group Benefits, which will include the Supplemental business as well as the results of Madison National Life in one segment.
“At Horace Mann, we are committed to making a positive impact in the communities in which we live and work. In honor of our newest community, the Horace Mann Educators Foundation is making a $20,000 contribution to the Madison Public Schools Foundation’s Teacher Support Network,” Zuraitis said. “Educators paying for school supplies out of their own pockets is unfortunately common, and can be an obstacle to financial wellness. In Madison, the Teacher Support Network works to efficiently provide school supplies to classrooms that need it most, so teachers don’t have to buy them with personal funds. We’re proud to support their unique model that helps both educators and their students in this community.”

About Horace Mann
Horace Mann Educators Corporation (NYSE:HMN) provides individual and group insurance and financial solutions that help America’s educators and others who serve the community achieve lifelong financial success. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement and Non-GAAP Measures
Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and the company’s past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

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